UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 23, 2002

TEDA TRAVEL INCORPORATED
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of Incorporation)	(Commission File Number)	65-0963971 (IRS Employer ID No.)

Suite 1801, Chinachem Johnston Plaza
178 Johnston Road, Wanchai Hong Kong
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

(a)     Previous Independent Auditors:

(i)     Robert Jarkow, CPA ("Jarkow") was replaced by Weinberg & Co. as the independent auditor for the Company on October 23, 2002 based upon the merger of Teda Travel Incorporated with Teda Hotels Management Company Limited.

(ii)     Jarkow's reports on the financial statements of the Company for the fiscal year ended December 31, 2001 and through June 30, 2002 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)     The Company's Board of Directors approved the change in accountants.

(iv)      For the fiscal year ended December 31, 2002 and through October 23, 2002, there has been no disagreement between the Company and Robert Jarkow, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Robert Jarkow would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(v)     During the fiscal year ended December 31, 2002 and through October 23, 2002 (the date the relationship ended with the former accountant), the Company has not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

(b)     New Independent Accountants:

(i)     The Company engaged, Weinberg &Company, Weinberg & Co., P.A., 6100 Glades Road Suite 314, Boca Raton, Florida 33434 ("Weinberg"), as its new independent accountants as of October 23, 2002. Prior to such date, the Company did not consult with Weinberg regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Robert Jarkow, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

Item 7.     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Letter from Robert Jarkow, CPA

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TEDA TRAVEL INCORPORATED

By:   /s/    Hui Chin Tong, Godfrey

Hui Chin Tong, Godfrey
Managing Director

Date:   October 29, 2002